   As filed with the Securities and Exchange Commission on November 22, 2000
                                                      Registration No. 333-_____

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                         AURORA BIOSCIENCES CORPORATION
             (Exact Name Of Registrant As Specified In Its Charter)

                                   ----------

            DELAWARE                                     33-0669859
 (State or Other Jurisdiction of            (I.R.S. Employer Identification No.)
 Incorporation or Organization)

                              11010 TORREYANA ROAD
                           SAN DIEGO, CALIFORNIA 92121
                                 (858) 404-6600
               (Address, Including Zip Code, and Telephone Number,
        Including Area Code, of Registrant's Principal Executive Offices)

                                   ----------

                    CERTAIN NON-PLAN STOCK OPTION AGREEMENTS
                            (Full Title of the Plan)

                                   ----------

                             Stuart J. M. Collinson
                      President and Chief Executive Officer
                         AURORA BIOSCIENCES CORPORATION
                              11010 Torreyana Road
                           San Diego, California 92121
                                 (858) 404-6600
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                              of Agent for Service)

                                   ----------

                                   Copies to:
                              Thomas A. Coll, Esq.
                              David B. Berger, Esq.
                               COOLEY GODWARD LLP
                        4365 Executive Drive, Suite 1100
                           San Diego, California 92121
                                 (858) 550-6000

                                   ----------

                                 CALCULATION OF REGISTRATION FEE
===============================================================================================================
                                               PROPOSED MAXIMUM     PROPOSED MAXIMUM
 TITLE OF SECURITIES         AMOUNT TO BE          OFFERING             AGGREGATE              AMOUNT OF
   TO BE REGISTERED         REGISTERED (1)    PRICE PER SHARE(2)   OFFERING PRICE (2)     REGISTRATION FEE (2)
---------------------------------------------------------------------------------------------------------------
     Common Stock
   (par value $.01)         4,354 shares           $17.79               $77,458                  $21
===============================================================================================================

(1) On October 2, 2000, the Registrant completed the acquisition of Quorum Sciences, Inc., a Delaware corporation ("Quorum"). In connection with the acquisition, the Registrant assumed the obligations under certain Non-Plan Stock Option Agreements and is obligated to issue up to 4,354 shares of common stock of the Registrant pursuant to the exercise of stock options outstanding under such Non-Plan Stock Option Agreements on the date the acquisition of Quorum was consummated. The Registrant does not anticipate issuing any additional stock options pursuant to any additional Non-Plan Stock Option Agreements.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) of the Securities Act of 1933, as amended (the "Securities Act"). The price per share and aggregate offering price are calculated on the basis of the weighted average exercise price of $17.79 for 4,354 shares subject to outstanding stock options granted pursuant to Non-Plan Stock Option Agreements.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The following documents filed by AURORA BIOSCIENCES CORPORATION (the "Company") with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

        (a) The Company's annual report on Form 10-K for the year ended December 31, 1999, as amended by forms 10-K/A filed on March 22, 2000 and September 26, 2000 respectively.

        (b) All other reports filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the annual report referred to in (a) above.

        (c) The description of the Company's Common Stock which is contained in a registration statement on Form S-1 filed on March 14, 1997 (Registration No. 33-23407), including any amendment or report filed for the purposes of updating such description.

        All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.


                            DESCRIPTION OF SECURITIES

        Not applicable.


                     INTERESTS OF NAMED EXPERTS AND COUNSEL

        Not applicable.


                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

        The Registrant's Certificate of Incorporation and Bylaws include provisions to (i) eliminate the personal liability of its directors for monetary damages resulting from breaches of their fiduciary duty to the extent permitted by Section 102(b)(7) of the Delaware General Corporations Law ("DGCL") and (ii) require the Registrant to indemnify its directors and officers to the fullest extent permitted by applicable law, including circumstances in which indemnification is otherwise discretionary. Pursuant to Section 145 of the DGCL, a corporation generally has the power to indemnify its present and former directors, officers, employees and agents against expenses incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. The Registrant believes that these provisions are necessary to attract and retain qualified persons as directors and officers. These provisions do not eliminate the directors' or officers' duty of care, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under the DGCL. In addition, each director will continue to be subject to liability pursuant to Section 174 of the DGCL, for breach of the director's duty of loyalty to the Registrant, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for acts or omissions that the director believes to be contrary to the best interests of the Registrant or its stockholders, for any transaction from which the director derived an improper personal benefit, for acts or omissions involving a reckless disregard for the director's duty to the Registrant or its stockholders when the director was aware or should have been aware of a risk of serious injury to the Registrant or its stockholders, for acts or omission that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Registrant or its stockholders, for improper transactions between the director and the Registrant and for improper loans to directors and officers. The provision also does not affect a director's responsibilities under any other law, such as the federal securities law or state or federal environmental laws.

        The Registrant has entered into indemnity agreements with each of its directors and executive officers that require the Registrant to indemnify such persons against expenses, judgments, fines, settlements and other amounts incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or an executive officer of the Registrant or any of its affiliated enterprises, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

        At present, there is no pending litigation or proceeding involving a director or officer of the Registrant as to which indemnification is being sought nor is the Registrant aware of any threatened litigation that may result in claims for indemnification by any officer or director

        The Registrant has an insurance policy covering the officers and directors of the Registrant with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.

                       EXEMPTION FROM REGISTRATION CLAIMED

        Not applicable.

                                    EXHIBITS

EXHIBIT
NUMBER
   5.1          Opinion of Cooley Godward LLP

   23.1         Consent of Ernst & Young LLP, Independent Auditors

   23.2 Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement

   24.1         Power of Attorney is contained on the signature pages



                                  UNDERTAKINGS

1.      The undersigned registrant hereby undertakes:

        (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the issuer pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference herein.

        (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on November 22, 2000.


                                     AURORA BIOSCIENCES CORPORATION


                                     By:  /s/ Stuart J. M. Collinson
                                         ---------------------------------------
                                         Stuart J. M. Collinson
                                         President and Chief Executive Officer




                                POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stuart J. M. Collinson and John Pashkowsky, and both or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                 SIGNATURE                                 TITLE                            DATE

/s/ Stuart J.M. Collinson                         Chief Executive Officer,           November 22, 2000
------------------------------------              President and Director
        STUART J.M. COLLINSON                     (Principal Executive Officer)


/s/ John Pashkowsky                               Vice President of Finance and      November 22, 2000
------------------------------------              Treasurer (Principal
          JOHN PASHKOWSKY                         Financial and Accounting
                                                  Officer)


/s/ James C. Blair                                Director                           November 22, 2000
------------------------------------
           JAMES C. BLAIR

/s/ John D. Mendlein                              Director                           November 22, 2000
------------------------------------
          JOHN D. MENDLEIN


/s/ Hugh Y. Rienhoff, Jr.                         Director                           November 22, 2000
------------------------------------
        HUGH Y. RIENHOFF, JR.


                                                  Director                           November ___, 2000
------------------------------------
         ROY A. WHITFIELD


/s/ Wendell Wierenga                              Director                           November 22, 2000
------------------------------------
         WENDELL WIERENGA


/s/ Timothy J. Wollaeger                          Director                           November 22, 2000
------------------------------------
       TIMOTHY J. WOLLAEGER

                                  EXHIBIT INDEX



  EXHIBIT
  NUMBER                               DESCRIPTION
    5.1      Opinion of Cooley Godward LLP

    23.1     Consent of Ernst & Young LLP, Independent Auditors

    23.2 Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement

    24.1     Power of Attorney is contained on the signature pages

